Exhibit 99.1

NeuroOne Announces Approval for Nasdaq Capital Market Listing;Trading Expected to Commence Tomorrow May 26th, 2021 Under the Symbol NMTC

EDEN PRAIRIE, Minn. May 25th, 2021 /PRNewswire/ -- NeuroOne Medical Technologies Corporation (OTCQB: NMTC; NeuroOne or the Company), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, announces today it has been approved to uplist to The Nasdaq Capital Market. Trading on The Nasdaq Capital Market is expected to begin effective tomorrow morning at the open of market, May 26th, 2021 under the Company’s existing ticker symbol “NMTC”. The Company’s common stock will continue to trade on the OTC Markets quotation system on the OTCQB until trading commences on The Nasdaq Capital Market.

NeuroOne CEO Dave Rosa says, “The team at NeuroOne has worked relentlessly for the past four years to position the Company to accomplish this major milestone. Nasdaq has an established reputation for being an exchange associated with emerging growth stocks and we believe our uplisting will elevate the Company’s corporate profile with current and prospective investors, and the financial community as a whole. As the Company continues to grow, we are hopeful our Nasdaq uplisting will generate even greater interest in our Company from leading institutional investment firms across the broader national and international investment community. I want to also thank all of our current and past investors who were critical in helping us accomplish this critical milestone.”

About NeuroOne
NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson's disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. For more information, visit https://www.n1mtc.com.

On February 23, 2021, the Company announced it had successfully met the first performance milestone in the distribution and development agreement signed with Zimmer Biomet on July 20, 2020 . In addition to acquiring exclusive global distribution rights to NeuroOne's Evo™ (Evo) patented electrode technology, the partnership also offered the potential for NeuroOne to earn back-end milestone payments if certain events were met within a specified time frame.

NeuroOne received FDA clearance for its Evo cortical technology in November 2019 .

In partnership with Mayo Clinic, Wisconsin Alumni Research Foundation (WARF) and other prominent academic medical centers, the Company began developing its cortical electrode technology in 2015. The Company initially focused its efforts on the epilepsy and intraoperative tumor monitoring markets. NeuroOne intends to continue to develop the technology for use in therapeutic applications for Parkinson's disease, epilepsy and pain management due to failed back surgery procedures.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this presentation may be a forward–looking statement that reflects NeuroOne's current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words "may," "might," "will," "could," "would," "should," "expect," "intend," "plan," "objective," "anticipate," "believe," "estimate," "predict," "project," "potential," "target," "seek," "contemplate," "continue" and "ongoing," or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding the timing of trading on the Nasdaq Stock Market, the elevation of the Company’s profile with investors, the increase in interest in the Company from leading institutional investment firms across the broader national and international investment community, and other financial and operating information. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that the partnership with Zimmer Biomet may not facilitate the commercialization or market acceptance of our technology; risks that our sEEG electrodes may not be ready for commercialization in a timely manner or at all; risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials, our ability to raise additional funds, uncertainties inherent in the development process of our technology, changes in regulatory requirements or decisions of regulatory authorities, the size and growth potential of the markets for our technology, clinical trial patient enrollment, the results of clinical trials, our ability to protect our intellectual property rights and other risks, uncertainties and assumptions, including those described under the heading "Risk Factors" in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

"Caution: Federal law restricts this device to sale by or on the order of a physician"

Investor Contact:
James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com